Exhibit 99.1

HP Inc.
1501 Page Mill Road
Palo Alto, CA 94304

hp.com

News Release HP Inc. Announces Cash Tender Offer for Up to $1.75 Billion of Debt Securities

PALO ALTO, Calif., Mar. 9, 2018 (GLOBENEWSWIRE) – HP Inc. (“HP”) (NYSE: HPQ) today announced it has commenced a cash tender offer (the “Tender Offer”) to purchase outstanding debt securities of HP:

•
Up to a combined aggregate principal amount of the notes listed in the table below (collectively, the “Notes,” and each a “Series” of Notes) from each registered holder of the applicable Series of Notes (each, a “Holder,” and collectively, the “Holders”) equal to $1,750,000,000 (the “Maximum Amount”), subject to certain acceptance priority levels and the applicable Maximum Tender SubCaps, each as specified in the table below.

•	HP remains committed to a strong balance sheet, maintaining an investment grade credit rating, and providing a more balanced long-term debt maturity profile.

Title of Security	CUSIP / ISIN	Aggregate Principal Amount Outstanding	Maximum Tender SubCap	Acceptance Priority Level	Early Tender Premium (1)	Reference Security	Bloomberg Reference Page	Fixed Spread	Hypothetical Total Consideration (1) (2) (3) (4)
4.650% Global Notes due December 9, 2021	428236BV4/ US428236BV43	$1,500,000,000	$1,750,000,000	1	$30	2.250% U.S. Treasury Notes due February 15, 2021	FIT1	55 bps	$1,058.82
4.375% Global Notes due September 15, 2021	428236BQ5/ US428236BQ57	$1,000,000,000		2	$30	2.250% U.S. Treasury Notes due February 15, 2021	FIT1	55 bps	$1,046.32
4.300% Global Notes due June 1, 2021	428236BM4/ US428236BM44	$1,250,000,000		3	$30	2.250% U.S. Treasury Notes due February 15, 2021	FIT1	50 bps	$1,041.90
4.050% Global Notes due September 15, 2022	428236BX0/ US428236BX09	$500,000,000	$450,000,000	4	$30	2.625% U.S. Treasury Notes due February 28, 2023	FIT1	55 bps	$1,036.06
3.750% Global Notes due December 1, 2020	428236BF9/ US428236BF92	$648,781,000		5	$30	2.250% U.S. Treasury Notes due February 29, 2020	FIT1	55 bps	$1,024.34
6.000% Global Notes due September 15, 2041	428236BR3/ US428236BR31	$1,200,000,000	$300,000,000	6	$30	2.750% U.S. Treasury Notes due November 15, 2047	FIT1	225 bps	$1,082.63
2.750% Global Notes due January 14, 2019	428236BY8/ US428236BY81	$299,794,000	N/A	7	$30	1.125% U.S. Treasury Notes due January 15, 2019	FIT4	20 bps	$1,003.80

(1)	Per $1,000 principal amount of Notes.

(2)	Includes a consent fee for the Consents with respect to the 4.650% Notes.

(3)	Includes the Early Tender Premium per $1,000 principal amount of Notes for each Series as set forth in this table.

(4)	Hypothetical Total Consideration as of 11:00 a.m., New York City time, on March 8, 2018 and assuming Initial Settlement Date of March 26, 2018.

Indicative timetable for the Tender Offer:

Event	Calendar Date and Time
Commencement	March 9, 2018
Early Tender Deadline	5:00 p.m., New York City time, on March 22, 2018, unless extended with respect to one or more Series of Notes.

Withdrawal Deadline	5:00 p.m., New York City time, on March 22, 2018, except in certain limited circumstances where additional withdrawal rights are required by law.
Price Determination Date	11:00 a.m., New York City time, on March 23, 2018, unless extended with respect to one or more Series of Notes.
Initial Settlement Date	Promptly after the Early Tender Deadline. Expected to be March 26, 2018, but subject to change.
Expiration Time	11:59 p.m., New York City time, on April 5, 2018, unless extended with respect to one or more Series of Notes.
Final Settlement Date	Promptly after the Expiration Time. Expected to be April 6, 2018, the first business day following the Expiration Time, but subject to change.
In connection with the Tender Offer, HP also commenced a solicitation (the “Consent Solicitation”) of consents (the “Consents”) from Holders of HP’s 4.650% Global Notes due December 9, 2021 (the “4.650% Notes”) to amend certain provisions (the “Proposed Amendments”) of the Senior Debt Securities Indenture dated as of June 1, 2000 (the “Indenture”) under which the 4.650% Notes were issued and as it relates to the 4.650% Notes. The Proposed Amendments would amend the applicable Indenture as described in the Offer to Purchase to, among other things, eliminate substantially all of the restrictive covenants under the Indenture exclusively with respect to the 4.650% Notes. The Proposed Amendments must be consented to by Holders of a majority in principal amount of the outstanding 4.650% Notes issued under the Indenture in order to be adopted with respect to the 4.650% Notes.
The complete terms of the Tender Offer and the Consent Solicitation are set forth in the Offer to Purchase and Consent Solicitation Statement dated March 9, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the accompanying Consent and Letter of Transmittal (the “Letter of Transmittal”). Consummation of the Tender Offer and the Consent Solicitation is subject to a number of conditions, including the absence of certain adverse legal and market developments. Subject to applicable law, HP may waive any and all of these conditions or extend, terminate or withdraw the Tender Offer and/or the Consent Solicitation with respect to one or more Series of Notes and/or increase or decrease the Maximum Amount and/or any Maximum Tender SubCap. The Tender Offer is neither conditioned upon any minimum amount of Notes being tendered nor on the satisfaction of the conditions to the Consent Solicitation. There are no guaranteed delivery provisions applicable to the Tender Offer or the Consent Solicitation.
The Tender Offer and the Consent Solicitation will expire at 11:59 p.m., New York City time, on April 5, 2018, unless extended (such date and time, as the same may be extended, the “Expiration Time”). Holders of Notes must validly tender and not validly withdraw their Notes and, with respect to the 4.650% Notes, validly deliver and not validly revoke Consents to the Proposed Amendments to the Indenture, at or before 5:00 p.m., New York City time, on March 22, 2018, unless extended (such date and time, as the same may be extended, the “Early Tender Deadline”), to be eligible to receive the applicable Total Consideration (as set forth in the table below) for their tendered Notes, which includes an early tender payment of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”) as set forth in the table below. The “Total Consideration” for each $1,000 principal amount of Notes of any Series tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread (the “Fixed Spread”) specified for such Series (as set forth in the table below) over the yield (the “Reference Yield”) corresponding to the bid-side price of the applicable Reference U.S. Treasury Security specified for such Series in the table below (the “Reference U.S. Treasury Security”), as calculated by BofA Merrill Lynch and Citigroup Global Markets Inc. at 11:00 a.m., New York City time, on March 23, 2018 (such time and date, as the same may be extended, the “Price Determination Time”). Assuming the Tender Offer and Consent Solicitation are not extended and the conditions to the Tender Offer and Consent Solicitation are satisfied or waived, HP expects that settlement for Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline (the “Initial Settlement Date”) will be on March 26, 2018, and that settlement for Notes validly tendered after the Early Tender Deadline and on or before the Expiration Time will be on April 6, 2018. Notes tendered may be validly withdrawn, and Consents may be validly revoked, at any time on or before 5:00 p.m., New York City time, on March 22, 2018 (such time and date, as the same may be extended, the “Withdrawal Deadline”), but not thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.
Holders of Notes who validly tender and do not validly withdraw their Notes and, with respect to the 4.650% Notes, validly deliver and do not validly revoke their Consents, after the Early Tender Deadline and on or before the Expiration Time will be eligible to receive the applicable Tender Consideration (as set forth in the table below) per $1,000 principal amount of Notes tendered by such Holder that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. Holders whose Notes are accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on their purchased Notes from the last interest payment date for such Notes to, but excluding, the applicable settlement date.

In addition, HP will only accept for purchase (I) a combined aggregate principal amount of $1,750,000,000 (such aggregate principal amount, subject to, from time to time, increase, decrease or elimination by HP at its own discretion, the “First Maximum Tender SubCap”) of (i) 4.650% Notes, (ii) 4.375% Global Notes due September 15, 2021 (the “4.375% Notes”), and (iii) 4.300% Global Notes due June 1, 2021 (the “4.300% Notes” and, together with the 4.650% Notes and the 4.375% Notes, the “First Maximum Tender SubCap Notes”), (II) a combined aggregate principal amount of $450,000,000 (such aggregate principal amount, subject to, from time to time, increase, decrease or elimination by HP at its own discretion, the “Second Maximum Tender SubCap”) of (i) 4.050% Global Notes due September 15, 2022 (the “4.050% Notes”), and (ii) 3.750% Global Notes due December 1, 2020 (the “3.750% Notes” and, together with the 4.050% Notes, the “Second Maximum Tender SubCap Notes”), and (III) an aggregate principal amount of $300,000,000 (such aggregate principal amount, subject to, from time to time, increase, decrease or elimination by HP at its own discretion, the “Third Maximum Tender SubCap”) of the 6.000% Global Notes due September 15, 2041 (the “6.000% Notes” or the “Third Maximum Tender SubCap Notes” and, together with the First Maximum Tender SubCap Notes and the Second Maximum Tender SubCap Notes, the “Maximum Tender SubCap Notes”), each subject to the applicable Acceptance Priority Levels and the Maximum Amount.
Any Holder who tenders 4.650% Notes pursuant to the Tender Offer must also deliver a Consent to the Proposed Amendments pursuant to the related Consent Solicitation. Holders who validly tender their 4.650% Notes pursuant to the Tender Offer will be deemed to have delivered their Consents pursuant to the Consent Solicitation by virtue of such tender. Holders of 4.650% Notes may not deliver Consents without also tendering their 4.650% Notes. A Holder may not revoke a Consent without withdrawing the previously tendered 4.650% Notes. 4.650% Notes tendered and Consents delivered prior to the Withdrawal Deadline may be validly withdrawn and validly revoked, respectively, at any time prior to the Withdrawal Deadline, but not thereafter (except in certain limited circumstances where additional withdrawal rights are required by law). A valid withdrawal of tendered 4.650% Notes prior to the Withdrawal Deadline will constitute the concurrent valid revocation of such Holder’s Consents. Notes tendered and Consents delivered after the Withdrawal Deadline may not be validly withdrawn or validly revoked at any time (except in certain limited circumstances where additional withdrawal rights are required by law).
The amount of each Series of Notes that is purchased pursuant to the Tender Offer on any settlement date will be determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 7 being the lowest Acceptance Priority Level.
HP reserves the right to increase or decrease the Maximum Amount and/or any Maximum Tender SubCap at its own discretion. If Holders tender more Notes than they expect to be accepted for purchase by HP, based on the Acceptance Priority Level of the Notes being tendered, and HP subsequently accepts more of such Notes tendered and not validly withdrawn on or before the Withdrawal Deadline, such Holders will not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.
All Notes validly tendered and not validly withdrawn, and all Consents validly delivered and not validly revoked, on or before the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted in the Tender Offer, and all Notes validly tendered, and all Consents validly delivered and not validly revoked, after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Deadline having a lower Acceptance Priority Level are accepted in the Tender Offer. Notes validly tendered and not validly withdrawn, and Consents validly delivered and not validly revoked, on or before the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered, with Consents validly delivered, after the Early Tender Deadline, even if such Notes tendered after the Early Tender Deadline have a higher Acceptance Priority Level than the Notes tendered on or before the Early Tender Deadline.
If purchasing all of the tendered Notes of a Series on any settlement date would cause the Maximum Amount and/or the applicable Maximum Tender SubCap to be exceeded, the amount of that Series of Notes purchased on that settlement date will be prorated based on the aggregate principal amount of that Series of Notes tendered in respect of that settlement date such that the Maximum Amount and/or the applicable Maximum Tender SubCap will not be exceeded. Furthermore, if the amount of Notes validly tendered and not validly withdrawn and, with respect to the 4.650% Notes, the Consents validly delivered and not validly revoked, on or prior to the Early Tender Deadline exceeds the Maximum Amount and/or the applicable Maximum Tender SubCap, Holders who validly tender Notes after the Early Tender Deadline will not have any of their Notes accepted for purchase regardless of the Acceptance Priority Level of such Notes.
Subject to applicable law, the Tender Offer and the Consent Solicitation may be amended, extended, terminated or withdrawn with respect to one or more Series of Notes at any time. If the Tender Offer is terminated with respect to any Series of Notes without Notes of such Series being accepted for purchase, Notes of such Series tendered pursuant to the Tender Offer will promptly be returned to the tendering Holders. Notes tendered pursuant to the Tender Offer and not purchased due to the priority acceptance procedures or due to proration will be returned to the tendering Holders promptly following the Expiration Time or, if the Tender Offer is fully subscribed as of the Early Tender Deadline, promptly following the Early Tender Deadline.
HP’s obligation to accept for purchase, and to pay for, validly tendered and not validly withdrawn Notes (with Consents validly delivered and not validly revoked with respect to the 4.650% Notes), and accepted for purchase pursuant to the Tender Offer and Consent Solicitation, is subject to, and conditioned upon, satisfaction or, where applicable, waiver of the conditions to the Tender Offer and the Consent Solicitation described in the Offer to Purchase.
This news release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Tender Offer and the Consent Solicitation are being made solely pursuant to terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.
BofA Merrill Lynch and Citigroup Global Markets Inc. are serving as the Dealer Managers and the Solicitation Agents in connection with the Tender Offer and the Consent Solicitation. Questions regarding the terms of the Tender Offer and the Consent Solicitation should be directed to BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 387-3907 (collect) or to Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as the Tender Agent and the Information Agent for the Tender Offer and the Consent Solicitation, at the following telephone numbers: banks and brokers at (212) 430-3774 (collect); all others at (866) 924-2200 (toll free).
Forward-Looking Statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements about the expected timing, size or other terms of the Tender Offer and the Consent Solicitation and HP’s ability to complete the Tender Offer and the Consent Solicitation. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond HP’s control, which could cause HP’s actual results to differ materially from those indicated in HP’s forward-looking statements. Please see the Cautionary Statement Regarding Forward-Looking Statements in the Offer to Purchase, as well as other risks that are described in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2017, and HP's other filings with the U.S. Securities and Exchange Commission. HP disclaims and does not undertake any obligation to update or revise any forward-looking statement in this news release, except as required by applicable law or regulation.
About HP Inc.
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© Copyright 2018 HP Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP Inc. products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP Inc. shall not be liable for technical or editorial errors or omissions contained herein.

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